UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2015

PANGAEA LOGISTICS SOLUTIONS LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-36139	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

109 Long Wharf, Newport, Rhode Island 02840
(Address of Principal Executive Offices) (Zip Code)

(401) 846-7790
(Registrant’s Telephone Number, Including Area Code)

_____________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01	Other Events

On December 15, 2015, the shareholders of Nordic Bulk Holding Company Ltd. ("NBHC"), amended its Shareholders Agreement to convert loans made to NBHC by its shareholders into ordinary shares of NBHC. The authorized shares of NBHC shall be increased for this purpose. The conversion will be made by discharging all of NBHC obligations pursuant to the shareholder loans, through the issuance of additional ordinary shares of NBHC at par value, with the number of additional shares to be issued to each shareholder equal to the outstanding principal of the loans owed to each shareholder.
Pangaea Logistics Solutions Ltd. (the “Company") has one-third ownership interest in NBHC, which is consolidated with the Company pursuant to ASC 810-10. The conversion of debt to equity will result in a decrease in current related party debt of approximately $51.9 million, which will be reclassified to noncontrolling interests on the consolidated balance sheets of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2015

PANGAEA LOGISTICS SOLUTIONS LTD.

By: /s/ Anthony Laura
Name: Anthony Laura
Title: Chief Financial Officer